EXHIBIT 23.2

              Consent of Independent Certified Public Accountants

          We hereby consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Reckson Management Group, Inc. 401(k) Plan (the "Plan"), in which FrontLine Capital Group (the "Company") is a participating employer, for the registration of 100,000 shares of common stock of the Company, of our report dated February 13, 1998 relating to the consolidated statements of operations, shareholders' equity, and cash flows of OmniOffices Group, Inc. for the period from January 1, 1997 to August 25, 1997.

                                                  /s/ BDO Seidman, LLP

Atlanta, Georgia
June 1, 2000